Exhibit 99.1

GIGCAPITAL3, INC.

AUDIT COMMITTEE CHARTER

Mission Statement

The Audit Committee (the “Committee”) of GigCapital3, Inc. (the “Company”) is appointed by the Board of Directors as a permanent committee to assist it in monitoring and overseeing (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (2) the preparation and integrity of the financial statements of the Company, (3) the compliance by the Company with financial statement and regulatory requirements, (4) the performance of the Company’s internal finance and accounting personnel and its independent registered public accounting firm, and (5) the qualifications and independence of the Company’s independent registered public accounting firm.

In particular, and without limiting the generality of the foregoing, the purpose of the Committee is to undertake the duties of an audit committee described in, and otherwise to assist the Company in complying with the requirements of the applicable rules of the Securities and Exchange Commission (the “Commission”), the Financial Industry Regulatory Authority (“FINRA”), or of any securities exchange or trading facility to which the Company is or may become subject.

In carrying out its functions, the Committee shall serve as an independent and objective monitor of the performance of the Company’s financial reporting processes and system of internal controls; review and assess the audit work of the Company’s independent registered public accounting firm and internal accounting and finance personnel; and facilitate open, ongoing communication among the independent registered public accounting firm, internal financial and accounting personnel, senior management, and the Board of Directors concerning the Company’s financial condition and results of operations and financial reporting practices.

Organization and Membership

The Committee will be comprised of not less than three members of the Board of Directors (the “Members”), each of whom shall qualify as an independent director pursuant to the independence requirements of the Sarbanes-Oxley Act of 2002 and as provided for under Rule 10A-3(b)(1) of the Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)), as such requirements are interpreted by the Board of Directors in its business judgment and the Board of Directors shall annually review the Committee’s compliance with such requirements.

Each Member shall be appointed annually by the Board of Directors at its annual meeting and will serve at the pleasure of the Board of Directors until the next annual meeting of shareholders or until such Member’s replacement has been appointed. The Board of Directors will select the chair of the Committee (the “Chair”).

Each Member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. Each Member must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one Member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Meetings

In addition to meetings described in the following section, the Committee shall meet at least four times annually in conjunction with each quarterly review and annual audit of the Company’s financial statements, which meetings shall be prior to the quarterly and annual earnings releases. Committee meetings may be held at such other times as the Members or the Chair may deem necessary or appropriate.

Committee meetings may be held in person or, at the option of the Chair, by conference telephone call. If any Member expects to participate in a Committee meeting by conference telephone call he or she shall so advise the Chair and, whenever reasonably possible, such Member shall be furnished with copies of financial statements, reports or other documents that will be discussed at the meeting so as to permit such Member to fully engage in the discussions as if such Member had attended the meeting in person.

Responsibilities of the Committee

The functions set forth below shall be the common recurring activities of the Committee in carrying out its oversight responsibilities. In particular, and without limiting the generality of the foregoing, the Committee shall undertake the responsibilities and duties prescribed by the regulatory body of any national securities exchange on which the Company’s securities are traded, the Commission or other regulatory bodies having jurisdiction over the financial affairs of the Company. The functions set forth below shall be deemed to include such responsibilities and duties, as they may be promulgated from time to time, as if they were specifically listed below.

The Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to assure compliance with laws, regulations or any internal rules or policies of the Company. The independent auditor is responsible for planning and conducting audits to determine whether the financial statements present fairly in all material respects the financial position of the Company. The Committee has direct and sole responsibility for the appointment, compensation, oversight and replacement, if necessary, of the independent registered public accounting firm, including the resolution of disagreements between management and such firm regarding financial reporting. Each Member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors). The Committee has the authority to retain legal, accounting or other experts that it determines to be necessary to carry out its duties. It also has authority to determine compensation for such advisors, as well as for the independent auditor and to determine appropriate funding needs for ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties. The Company must provide for appropriate funding, as determined by the Committee for the payment of reasonable fees to any such consultant, legal counsel or other adviser retained by the Committee.

1. Duties and Proceedings of the Audit Committee

The Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by accomplishing the following:

Oversight of Independent Auditor

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Annually evaluate, determine the selection and compensation of, and if necessary, determine the replacement of or rotation of, the independent registered public accounting firm, pursuant to clear policies for audit partner rotation established by the Committee to ensure compliance with applicable laws and regulations.

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Pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the independent registered public accounting firm or any other registered public accounting firm engaged by the Company pursuant to pre-approval policies and procedures established by the Committee.

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Receive formal written statements, at least annually, from the independent registered public accounting firm regarding the auditor’s independence, including a delineation of all relationships between the auditor and the Company; discuss with the independent registered public accounting firm any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, addressing at least the matters set forth in Independence Standards Board Standard No. 1; and if so determined by the Committee, recommend that the Board of Directors take appropriate action to satisfy itself of the independence of the registered public accounting firm.

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At least annually, receive a report, orally or in writing, from the independent auditor detailing the firm’s internal quality control procedures and any material issues raised by the independent registered public accounting firm’s quality control review, peer review or any governmental or other professional inquiry performed within the past five years and any remedial actions implemented by the firm.

Oversight of Audit Process and Company’s Regulatory Compliance

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Review with each of the internal and independent registered public accounting firm the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation.

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Review and discuss with management and internal auditors the Company’s system of internal control and discuss with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit.

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Review and discuss with management, internal auditors and independent registered public accounting firm the Company’s financial and critical accounting practices, and policies relating to risk assessment and management.

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Receive and review reports of the independent registered public accounting firm discussing 1) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, 2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and 3) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

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Review and discuss with management and the independent registered public accounting firm the annual and quarterly financial statements and MD&A of the Company prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Discuss results of the annual audit and quarterly review and any other matters required to be communicated to the committee by the independent registered public accounting firm under generally accepted auditing standards. Discuss with management and independent registered public accounting firm their judgment about the quality of accounting principles, the reasonableness of significant judgments, including a description of any transactions as to which the management obtained Statement on Auditing Standards No. 50 letters, and the clarity of disclosures in the financial statements, including the Company’s disclosures of critical accounting policies and other disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”

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Review, or establish standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies.

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Discuss with management and independent registered public accounting firm any changes in Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

•	Review material pending legal proceedings involving the Company and other contingent liabilities.

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Meet, periodically, with the CEO, CFO, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations. In connection with and prior to giving their required certifications, the CEO and CFO must disclose to the auditors and the Committee all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the company’s internal controls.

•	Discuss with independent registered public accounting firm the matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 114.

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Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters.

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Review periodically with the Company’s management, independent auditors and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

•	Establish policies for the hiring of employees and former employees of the independent registered public accounting firm.

2. Other Responsibilities

In addition to the foregoing, the Audit Committee shall:

•	Review adequacy of this audit committee charter annually and submit charter to Board of Directors for approval.

•	Prepare report for inclusion in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission.

•	Put in place an appropriate control process for reviewing and approving Company’s internal transactions and accounting.

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Review and approve all transactions between the Company and related parties or affiliates of the officers of the Company requiring disclosure under Item 404 of Regulation S-K prior to the Company entering into such transactions.

•	Review any requested waivers of the Company’s Code of Conduct that involve any of the Company’s executive officers or other principal accounting officer or controller.

•	Report recommendations to the Board on a regular basis and present to the Board of Directors an annual performance evaluation of the Committee.

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Perform any other activities consistent with the Charter, Bylaws and governing law as the Board of Directors or the Audit Committee shall deem appropriate, including holding meetings with the Company’s investment bankers and financial analysts.

Effectiveness

Adopted by the Board of Directors on [●], 2020.